ValidSoft Announces Appointment of Paul Burmester as Chief Executive
Officer, Pat Carroll to assume role of Executive Chairman

London, November 7, 2013 - Elephant Talk Communications Corp. (NYSE MKT: ETAK), (www.elephanttalk.com) (“Elephant Talk”), a leading international provider of proprietary Software Defined Network Architecture (Software DNATM) platforms and a market leader in providing cyber security solutions to counter electronic fraud in the cloud, today announced that, following an extensive search, it has appointed Mr. Paul Burmester to serve as Chief Executive Officer of the ValidSoft. Mr. Burmester will take over for Mr. Pat Carroll, the founding CEO of ValidSoft, who will assume the role of Executive Chairman, succeeding Mr. Phil Hickman, who for a period of time doubled as Executive Chairman of ValidSoft and a member of the Board of Directors of Elephant Talk.

Mr. Burmester brings with him a wealth of experience in successfully developing companies for mainstream commercial success. He has to date been a driving force in growing six previous early stage technology companies through to global market recognition and successful exits. He has been an effective senior executive with extensive general management, sales, marketing, operations and business development experience in the international high-technology environment. Mr. Burmester has an excellent track record in developing and leading companies and teams in the IT, Multimedia, Telecom and Wireless industries. He is experienced in building small and medium businesses, pre and post IPO stage, managing change within corporations of all sizes and defining and implementing strategies to achieve and exceed planned growth and establishes market leadership and increased shareholder value.

“The Board set high standards in selecting ValidSoft’s next CEO,” said Steven van der Velden, Chairman of the Board and CEO of Elephant Talk Communications Corp. “Paul brings to ValidSoft an outstanding record of success in developing emerging technology growth companies through to successful mainstream market recognition. We are pleased to have an executive of Paul’s ability to lead ValidSoft through the company’s next stage of monetization. Pat Carroll has done a superb job of developing innovative product sets that have been integrated with several leadings banks and established a relationship with FICO. Now Paul’s expertise will enable us to accelerate the commercial success of those products. The Board of Directors is deeply grateful to Pat and we look forward to his continued contribution to ValidSoft in his new capacity as Executive Chairman. He will continue to drive the vision of ValidSoft, focus on product development, look for new strategic partnerships, while serving as an industry expert in the security and fraud arena where his vision and expertise is globally recognized.”

Pat Carroll said, “I am delighted to welcome Paul Burmester as our new CEO and believe he has the ideal skill-set to lead our Company through the next phase of commercialization. We are proud of the best in class technology that we have created over the past few years, with a brand name that resonates globally as a leader and trusted advisor in addressing sophisticated fraud and authentication issues with our clients and partners.”

Elephant Talk Communications Corp.
3600 NW 138th St. Ste. 102
Oklahoma City, OK 73134
+1(813) 926-8920

About ValidSoft:
ValidSoft has been a wholly owned subsidiary of Elephant Talk Communications since early 2010 and underpins its mobile/cloud security offering. The Company is a market leader in providing solutions to counter electronic fraud and safeguarding consumer privacy relating to a variety of bank, card, internet and telephone channels. ValidSoft’s solutions are used to verify the authenticity of both parties to a transaction (Mutual Authentication), the security of the relevant telecommunication channel used (Secure Communications), and the integrity of transactions itself (Transaction Verification) for the mass market, in a highly cost effective and secure manner while being very easy to use. The Company counts several leading worldwide service providers and institutions amongst its customers. ValidSoft is the only security software company in the world that has been granted three European Privacy Seals. Visit: www.validsoft.com.

About Elephant Talk:
Elephant Talk Communications Corp. (NYSE MKT: ETAK), is a leading international provider of mobile proprietary Software Defined Network Architecture (Software DNATM) platforms for the telecommunications industry that empower Mobile Network Operators (MNOs) and Mobile Virtual Network Operators (MVNOs), Enablers (MVNEs) and Aggregators (MVNAs) with a full suite of applications, FullOSS/BSS Systems, Delivery Platforms, Support and Managed Services, on-site, cloud, hybrid and S/PaaS solutions, including Network, Mobile Internet ID Solutions, Secure Remote Access Management, Loyalty Management and Transaction Processing Services, superior Industry Expertise and high quality Customer Service without substantial upfront investment. Elephant Talk counts several of the world’s leading Mobile Operators amongst its customers including Vodafone, T-Mobile, Zain and Iusacell. Virtually all business is focused on tier 1 and tier 2 operators worldwide. Visit: www.elephanttalk.com.

Forward-Looking Statements
Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to the Company’s plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company’s filings with the Securities and Exchange Commission (SEC), copies of which are available from the SEC or may be obtained upon request from the Company.

Elephant Talk Communications Corp.
3600 NW 138th St. Ste. 102
Oklahoma City, OK 73134
+1(813) 926-8920

Investor Relations:

Steve Gersten
Elephant Talk Communications Corp.
+1 813 926 8920
steve.gersten@elephanttalk.com

Thomas Walsh
Alliance Advisors
+ 1 212 398 3486
twalsh@allianceadvisors.net

Public Relations:

UK: Fishburn Hedges
+ 44 20 7839 4321
validsoft@fishburn-hedges.com

Elephant Talk Communications Corp.
3600 NW 138th St. Ste. 102
Oklahoma City, OK 73134
+1(813) 926-8920